UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2013 (June 28, 2013)
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2013, the Human Resources Committee of the Registrant (the “Committee”) approved the Form of the Restricted Stock Unit Award Agreement under the 2012 Performance Incentive Plan (the “Plan”).
The Committee also made the following grants of options to purchase shares and restricted stock units under the Plan to the Company’s named executive officers:
Stock Option Grants

Name	Number of Options to Purchase Shares	Strike Price	Number of Restricted Stock Units	Vesting Schedule
Gary W. Loveman	110,834	$13.70	102,917	Four equal installments on each of 1/2/2014, 1/2/2015, 1/2/2016 and 1/2/2017

Donald A. Colvin	21,875	$13.70	32,813	Four equal installments on each of 1/2/2014, 1/2/2015, 1/2/2016 and 1/2/2017

John W. R. Payne	28,125	$13.70	42,188	Four equal installments on each of 1/2/2014, 1/2/2015, 1/2/2016 and 1/2/2017

Thomas M. Jenkin	37,500	$13.70	56,250	Four equal installments on each of 1/2/2014, 1/2/2015, 1/2/2016 and 1/2/2017

Timothy R. Donovan	20,313	$13.70	30,469	Four equal installments on each of 1/2/2014, 1/2/2015, 1/2/2016 and 1/2/2017

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits. The following exhibit is being filed herewith:

10.1     Form of Restricted Stock Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel
and Corporate Secretary